UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South 4th Street, Martins Ferry, Ohio		43935-0010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On April 18, 2013, United Bancorp, Inc. issued a press release announcing the voting results from its annual meeting held on April 17, 2013, which press release also announced the Company’s total assets and total shareholders’ equity as of the three month period ended March 31, 2013, unaudited. The press release is furnished as Exhibit No. 99.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 17, 2013, Scott A. Everson was promoted to President of United Bancorp, Inc. Mr. Everson, age 45, graduated from Westminster College in 1990 with a Bachelor’s Degree in Business Administration/Finance. Following one year of employment with Hewlett-Packard in the area of sales support, he joined The Citizens Savings Bank on a full-time basis and rose through the ranks of lending and retail banking to become the Senior Vice President of Retail Banking of the Bank and Senior Vice President and Chief Operating Officer of the Company in April 1999. In May 2002, he was appointed President and Chief Operating Officer and a Director of the Bank, becoming the Bank’s Chief Executive Officer in November 2004. Mr. Everson was appointed to the Company’s Board of Directors in August 2009 and was appointed the Company’s Executive Vice President in April 2011. As of April 17, 2013, Mr. Everson serves as both President and Chief Operating Officer of the Company.

The Company has not entered into any additional compensation arrangements with Scott Everson in connection with this appointment. Since the beginning of the Company’s last fiscal year, neither Mr. Everson nor any member of his immediate family have been customers of, or have had transactions in excess of $120,000 with the Company or any of its affiliated subsidiaries which would be reportable under Item 404(a) of SEC Regulation S-K, except with respect to loans made by the Bank in its ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Effective April 17, 2013, James W. Everson resigned his position as President of United Bancorp, Inc. Mr. Everson retains his positions as Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. James W. Everson is the father of Mr. Scott A. Everson.

Item 5.07.   Submission of Matters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of United Bancorp, Inc. was held on April 17, 2013. The only matters decided by a vote of the shareholders were:

1.	The election of the following Directors to a new term of office to serve until the next annual meeting of stockholders:

	Votes Cast For	Votes Withheld	Broker Non-Votes
James W. Everson	2,844,055.60	79,378.63	1,562,966.60
Scott A. Everson	2,801,339.50	122,094.72	1,562,966.60
John M. Hoopingarner	2,842,431.66	81,002.56	1,562,966.60
Samuel J. Jones	2,841,629.43	81,804.79	1,562,966.60
Terry A. McGhee	2,842,881.66	80,552.56	1,562,966.60
Richard L. Riesbeck	2,841,066.61	82,367.62	1,562,966.60
Matthew C. Thomas	2,796,502.03	126,932.20	1,562,966.60

2.	Advisory vote on the Ratification of Executive Compensation

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
2,726,958.17	156,330.33	40,145.72	1,562,966.60

3.	Advisory vote on Frequency of Votes on Executive Compensation

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
878,947.98	51,958.31	1,934,674.17	57,583.77	1,562,966.60

4.	The ratification of the Audit Committee’s appointment of BKD, LLP to serve as the Company’s Independent Registered Public Accounting Firm for the 2013 fiscal year.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
4,404,319.57	11,733.47	70,347.78	0.00

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99	Press release dated April 18, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2013	UNITED BANCORP, INC.

/s/ Randall M. Greenwood

Randall M. Greenwood
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description

99	Press release dated April 18, 2013.